As filed with the Securities and Exchange Commission                                                   on Registration No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

POWERDYNE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	3621	20-5572576
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Suite 100E
300 Centerville Road
Warwick, Rhode Island 02886
(401) 739-3300
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Arthur M. Read, II, Esq., LTD
Suite 100E
300 Centerville Road
Warwick, Rhode Island 02886
(401) 739-2020
 (Name, address, including zip code, and telephone number,
including area code, of agent for service)

with copies to
Lee W. Cassidy, Esq.
Anthony A. Patel, Esq.
Cassidy & Associates
9454 Wilshire Boulevard
Beverly Hills, California 90212
(202) 387-5400 (949) 673-4525 (fax)

Approximate Date of Commencement
of proposed sale to the public:	As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filed	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee

Common Stock	16,000,000 shares	$0.15	$2,400,000	$279
Common Stock held by Selling Shareholders	67,318,500 shares	$0.15	$10,097,775	$1172

Total	83,318,500 shares	$0.15	$12,497,775	$1,451

(1)           There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of (i) up to 16,000,000 shares of Powerdyne International, Inc. common stock at an offering price of $0.15 per share and (ii) 67,318,500 shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated ______, 2011

POWERDYNE INTERNATIONAL, INC.
Up to a maximum of
(i) 16,000,000 shares of Common Stock offered by the Company at $0.15 per share and (ii) 67,318,500  shares of Common Stock offered by selling shareholders at $0.15 per share

This prospectus relates to the offer and sale of (i) 16,000,000 shares of common stock (the “Shares”) of Powerdyne International, Inc. (the “Company”), $0.0001 par value per share, at a price of $0.15 per share and (ii) 67,318,500 shares of common stock offered by the holders thereof (the “Selling Shareholder Shares”) at a price of $0.15 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices.

There is no minimum number of Shares that must be sold by the Company before the offering can be closed and/or monies raised thereby utilized.  The Company plans to utilize funds as they are invested during the offering period.  The maximum number of Shares that can be sold pursuant to the terms of this offering by the Company and the selling shareholders is (in aggregate) 83,318,500.  Funds received by the Company will be immediately available to the Company for use by it.

The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.  The Company intends to maintain the current status and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.  All costs incurred in the registration of the Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.  The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

All or some Shares may be sold by the officers and directors of the Company.  None of these officers or employees will receive any commission or compensation for the sale of the Shares.  The Company has no current arrangements nor has it entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares.  If the Company can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

	Assumed Price	Placement	Proceeds	Proceeds to
	To Public	Agent discount (1)	to the Company	Selling Shareholders
Per Common Stock Share
Offered by Company	$0.15 per share	$0.015 per share	$0.135 per share	$0.00 per share
Offered by Selling Shareholders	$0.15 per share	$0.00 per share	$0.00 per share	$0.15 per share

(1) Assumes an underwriters’ discount or commission of 10%. The Company does not know if it will enter any arrangement with any underwriter or other placement agent but if such arrangement is entered into, the Company expects it will pay customary commission amounts.
(2) Assumes no underwriters’ or brokers’ discount.  The selling shareholders may offer their shares through underwriters, broker-dealers, agents or other intermediaries.  No such arrangements have currently been entered into and would be separately negotiated and entered into by such selling shareholder.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 7.

Powerdyne International, Inc.
Suite 100E
300 Centerville Road
Warwick, Rhode Island 02886
(401) 739-3300

Prospectus dated __________________, 2011

TABLE OF CONTENTS [TO BE UPDATED]

Prospectus Summary	5
Risk Factors	7
Forward Looking Statements	12
Use of Proceeds	12
Determination of Offering Price	13
Dividend Policy	13
Dilution	13
Concurrent Sales	13
Plan of Distribution	13
Description of Securities	14
The Business	16
The Company	21
Plan of Operation	23
Management's Discussion and Analysis of Financial Condition and Results of Operations	24
Management	26
Executive Compensation	28
Security Ownership of Certain Beneficial Owners and Management	28
Certain Relationships and Related Transactions	29
Selling Shareholders	29
Shares Eligible for Future Sales	31
Legal Matters	31
Experts	31
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	31
Financial Statements	32

Part II

Other Expenses of Issuance and Distribution	33
Indemnification of Directors and Officers	33
Recent Sales of Unregistered Securities	33
Exhibits	34
Undertakings	35
Signatures	37

Until [_______________], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Company and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

History

The Company is a development stage company planning to build and lease electrical generation technology and equipment.  The Company was incorporated in the State of Delaware in September 2006 and was formerly known as Greenmark Acquisition Corporation.  In February 2011, the Company and Powerdyne, Inc., a Nevada corporation (“Powerdyne Nevada”), merged, resulting in the Company as the surviving entity.  Powerdyne Nevada was formed in February 2010 in the State of Nevada and had limited operations until the time of its combination with the Company.  References herein to the Company include Powerdyne Nevada, which was a predecessor-in-interest to the Company.

Business

The Company plans to manufacture, install, maintain and lease its own portable electrical power equipment (for which the Company has applied for a patent).  The Company plans to manufacture portable electrical power equipment intended to be installed at client locations.  The Company owns, maintains and leases the equipment to the customer who uses it to produce its own supplemental electrical power.  The Company’s products are intended to be portable, easy-to-use units that can be conveniently redeployed in various locations around the world.  The Company’s units can also be assembled and combined to produce power centers providing up to 50 megawatts of power.

As it intends to provide remote, independent and cost efficient primary electrical power generating systems, the Company’s potential customers include a variety of small independent utility companies, mining operations, manufacturing centers, and commercial enterprises worldwide.  The Company plans to build portable generator equipment specific to its clients’ specifications which thereafter generates electrical power for the customer to run its facility, operation or other power needs.  The Company expects that in many markets any excess electricity generated can be sold by the customer to its primary electrical utility, thereby reducing the customer’s operating costs.

The Company’s product ‘genset’ unit is a self contained generator that is powered by a modified radial air cooled engine to drive a minimum of a 1-megawatt generator. The entire unit, which runs on natural gas or propane, is compact, lightweight and clean burning.   As a result, the unit produces extremely low emissions and is extremely energy-efficient.

The basis of the Company’s overall business is founded on the ability to produce electrical power using proprietary technology to power electrical generation equipment which generates electricity at a much lower cost than the existing means of producing or providing primary electric power. The Company expects that the difference between its cost to produce electrical power and the current billing rate of existing local utility providers presents a sizable cost savings for customers and revenue opportunity for the Company.

Risks and Uncertainties facing the Company

As a development stage company, the Company has no operating history and has continuously experienced losses since its inception.  The Company needs to create a source of revenue or locate additional financing in order to continue its developmental plans.  As a development stage company, management of the Company has no prior experience in building and marketing products similar to that of the Company and in marketing and distributing such products on a broad scale.

One of the biggest challenges facing the Company is identifying and targeting effective sales, marketing and distribution strategies.  As a developing company, the Company is in the process of identifying and targeting potential distributors and marketers of its products in order to reach the intended end users for the products.  To reach potential end customers, the Company will need to have an effective sales, marketing and distribution strategy.

Due to financial constraints, the Company has to date conducted limited advertising and marketing to reach end customers.  If the Company were unable to develop strong and reliable sources of potential end users and a means to efficiently reach buyers and customers for its products, it is unlikely that the Company could develop its operations to return revenue sufficient to further develop its business plan.  Moreover, the above assumes that the Company’s products are met with customer satisfaction in the marketplace and exhibit steady adoption of products amongst the potential customer base, neither of which is currently known or guaranteed.

Trading Market

Currently, there is no trading market for the securities of the Company.  The Company intends to initially apply for admission to quotation of its securities on the OTC Bulletin Board as soon as possible which may be while this offering is still in process.  There can be no assurance that the Company will qualify for quotation of its securities on the OTC Bulletin Board.  See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

There is no minimum of Shares that must be sold by the Company before the offering can close or the Company can otherwise use funds raised in the offering.  The Company may also have additional closings from time to time during the offering period.  The maximum number of Shares that can be sold pursuant to the terms of this offering is 83,318,500.  The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Company.

This prospectus also relates to the offer and sale by certain shareholders of the Company of up to 67,318,500 Shares (the “Selling Shareholder Shares”).  The selling shareholders will offer their shares at a price of $0.15 per share until such as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices, in one or more transaction that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.

Common stock outstanding before the offering	205,000,000 (1)

Common stock offered by the Company	16,000,000

Common stock for sale by selling shareholders	67,318,500

Total maximum number of shares of common stock offered	83,318,500

Common stock outstanding after the offering if maximum number sold	205,000,000 (2)

Offering Price	$0.15 per share

Proceeds to the Company	$2,400,000 (2) (3)

(1) Based on number of shares outstanding as of the date of this prospectus.
(2) Assumes the sale of the maximum number of Shares.  The Shares offered by the Company are issued and outstanding shares of common stock currently held in treasury by the Company.  Accordingly, any sales of the Shares offered by the Company in this offering will not affect the total number of shares outstanding.
(3) The Company will offer the Shares directly without payment to any officer or director of any commission or compensation for sale of the Shares.  The Company will also attempt to locate broker-dealers or selling agents to participate in the sale of the Shares.  In such cases, the Company will pay customary selling commissions and expenses of such sales which would reduce the proceeds to the Company.

Any and all funds received at any time in the offering will be immediately available to the Company.  There is no fixed amount or number of Shares that must be reached or sold before any closing or use of any funds can occur.

Summary Financial Information

The statements of operations data for the period from February 2, 2010 (inception) to December 31, 2010 and the balance sheet data at December 31, 2010 are derived from the Company’s (i.e. Powerdyne Nevada) audited condensed financial statements and related notes thereto included elsewhere in this prospectus.

Period ended December 31, 2010
Statement of operations data
Revenue	$0
Net loss	$(146,270)
Net loss per share, basic and diluted	(5.85)
Weighted average number of shares outstanding, weighted and diluted	25,000

At December 31, 2010
Balance sheet data
Cash and cash equivalents	$2,059
Other assets	$27,979
Total assets	$30,038
Total liabilities	$45,323
Total stockholders’ deficit	$(15,285)

RISK FACTORS

A purchase of any Shares is an investment in the Company’s common stock and involves a high degree of risk.  Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of the Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of the Company would likely suffer.  In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the Shares.

The Company must develop a means to market and distribute its products in order to create a sufficient volume of potential revenues to develop and expand its business plan.

An impediment to the Company’s development and expansion in its market could be the difficulty in successfully marketing and distributing its products.  A failure to adequately market and distribute the Company’s products would seriously impede the ability of the Company to develop.

No assurance of production or commercial feasibility.

Even if the products are successfully developed and manufactured, there can be no assurance that such products will have any commercial advantages.  Also, there is no assurance that the products will perform as intended in the marketplace.

The Company is a development-stage company with no operating history of its own and as such any prospective investor cannot assess the Company’s profitability or performance.

Because the Company is a development-stage company with no operating history, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan.  The Company has limited financial results upon which an investor may judge its potential.  As a company emerging from the development-stage, the Company may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early stage business.  An investor will be required to make an investment decision based solely on the Company management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the Company’s industry.

The Company has not sold any products to date.

Since inception, the Company has heretofore not sold a single product.

The Company has no revenues to date.

The Company has generated no revenues to date.  To date, most of management’s time, and the Company’s limited resources have been spent in developing strategy, researching potential opportunities, contacting partners, exploring marketing contacts, establishing operations and management personnel and resources, preparing its business plan and model, selecting professional advisors and consultants and seeking capital for the Company.

The Company is a development stage company and has a correspondingly small financial and accounting organization. Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified officers and directors.

The Company is a development stage company with no developed finance and accounting organization and the rigorous demands of being a public reporting company will require a structured and developed finance and accounting group. As a public company, the Company will be subject to the reporting requirements of the Securities Exchange Act of 1934. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required.  As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

The Company is a development-stage company and has little experience in commercializing products and managing a public company.

The Company is a development-stage company and as such has little experience in commercializing products and managing a public company.  Such lack of experience may result in the Company experiencing difficulty in adequately operating and growing its business.  Further, the Company may be hampered by lack of experience in addressing the issues and considerations which are common to growing product companies.  If the Company’s operating or management abilities consistently perform below expectations, the Company’s business is unlikely to thrive.  In addition, the Company’s lack of experience may result, in spite of the successful product development and commercialization, in difficulty in managing the operations and finances of a public company.

Reliance on third party agreements and relationships is necessary for development of the Company's business.

The Company will need the manufacturing, service and other third party relationships in order to develop and grow its business.  The Company will be substantially dependent on these strategic partners and third party relationships.  To date, the Company has not entered into any such relationships.

The Company expects to incur additional expenses and may ultimately never be profitable.

The Company is a development-stage company, has limited operations and is relying on this offering to finance its development and operations.  As of December 31, 2010, the Company had accumulated losses of $146,270.  In addition, although this offering will provide the Company with cash for its working capital, the Company will need to begin generating revenue to achieve and maintain profitability.  To become profitable, the Company must successfully develop, market and lease its products, a process that involves many factors that are beyond the Company’s control, including the type of competition that the Company may encounter. Ultimately, in spite of the Company’s best or reasonable efforts, the Company may never actually generate revenues or become profitable.

If the Company is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

The Company has an extensive business plan hinged on its ability to develop and commercialize its products.  If the Company is unable to develop and/or commercialize its products, then it would not be able to proceed with its business plan or possibly to successfully develop its planned operations at all.

The proposed operations of the Company are speculative.

The success of the proposed business plan of the Company will depend to a great extent on the operations, financial condition and management of the Company.  Although the Company has a business plan and intends to execute its overall business strategy, limited operations have been conducted to date.  As no revenues have been finalized or consummated as of yet, the proposed operations of the Company remain speculative.

The Company’s founder and chief executive officer beneficially owns and will continue to own a majority of the Company’s common stock and, as a result, can exercise control over stockholder and corporate actions.

Mr. Dale Euga, the founder, president and chief executive officer of the Company, is currently the beneficial owner of approximately 56% of the Company’s outstanding common stock (without including, for the purposes of such calculation, common stock currently issued and outstanding but held in the treasury of the Company), and assuming sale of all the Shares, will own 48% of the Company's then outstanding common stock upon closing of the offering.  As such, he will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

Executive officers and directors of the Company will retain voting control after the offering, which will allow them to exert substantial influence over major corporate decisions.

The Company anticipates that its executive officers and directors will, in the aggregate, beneficially own approximately 59% of its issued and outstanding capital stock following the completion of this offering, assuming the sale of all Shares hereby offered.  Accordingly, the present shareholders, by virtue of their percentage share ownership and certain procedures established by the certificate of incorporation and by-laws of the Company for the election of its directors, may effectively control the board of directors and the policies of the Company.  As a result, these stockholders will retain substantial control over matters requiring approval by the Company’s stockholders, such as (without limitation) the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Company depends on its management team to manage its business effectively.

The Company's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel.  In particular, due to the relatively early stage of the Company's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Company's business plan.  The loss of any officer’s services could impede, particularly initially as the Company builds a record and reputation, its ability to develop its objectives, particularly in its ability to develop a successful strategy to develop, market and lease its products, and as such would negatively impact the Company's possible development.

Government regulation could negatively impact the business.

The Company’s products may be subject to various government regulations in the jurisdictions in which they operate.  Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the United States, including various local and municipal agencies and government sub-divisions, and various foreign governments and political subdivisions thereof.  The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

There has been no prior public market for the Company’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Company’s securities and the Company cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Company.  The Company intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process.  However, the Company does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.  If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so.  If the Company is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The Company does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not project paying dividends but anticipates that it will retain future earnings for funding the Company’s growth and development.  Therefore, investors should not expect the Company to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their Shares in the Company, if and when a market for such Shares develops.  Furthermore, even if a market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor.  There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Company's common stock may be below $5.00 per share.  If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended.  These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions.  Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions).  For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale.  The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company may face significant competition from companies that serve its industries.

The Company may face competition from other companies that offer similar products, ranging from local suppliers to large multinational manufacturers and companies.  Some of these potential competitors may have longer operating histories, greater brand recognition, larger client bases and significantly greater financial, technical and marketing resources than the Company does.  These advantages may enable such competitors to respond more quickly to new or emerging technologies and changes in customer preferences.  These advantages may also allow them to engage in more extensive research and development, undertake extensive far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential customers, employees and strategic partners. The Company believes that its current and anticipated products are, and will be, sufficiently different from existing competition.  However, few of these organizations are using their products in the configuration that the Company is currently proposing.  As a result, it is possible that potential competitors may have or may rapidly acquire significant market share.  Increased competition may result in price reductions, reduced gross margin and loss of market share.  The Company may not be able to compete successfully, and competitive pressures may adversely affect its business, results of operations and financial condition.

Products have not completed development.

The Company has not completed the development of a full product line, and further, it anticipates a continuing need to develop additional products.  Although Company management feels that it excels in product design and development, no assurance can be given that the products can be developed to implementation or that the products will achieve commercially viable sales levels.

No formal market survey has been conducted.

No independent marketing survey has been performed to determine the potential demand for the Company’s products. The Company has conducted only limited marketing studies, which indicate that its products would potentially be marketable.  However, no assurances can be given that upon marketing, sufficient markets can be developed to sustain the Company's operations on a continued basis.

The Company may be subject to increasing environmental and regulatory restrictions and developments, which may result in increased costs, lower revenue and profits and/or difficulty in conducting business.

Current, or future, environmental regulations may affect the availability or cost of goods and services, such as natural resources, which are necessary to operate the Company’s business.  Any violation of these laws could adversely affect the Company and its business.  The Company’s operations may necessitate the use and handling of hazardous materials and, as a result, they may be subject to various federal, state, local and foreign laws, regulations and ordinances relating to the protection of the environment, including (without limitation) those regulations governing discharges to air and water, handling and disposal practices for solid and hazardous wastes, the cleanup of contaminated sites and the maintenance of a safe work place.  These laws impose penalties, fines and other sanctions for noncompliance and liability for response costs, property damages and personal injury resulting from past and current spills, disposals or other releases of, or exposure to, hazardous materials.  The Company could incur substantial costs as a result of noncompliance with or liability for cleanup or other costs or damages under these laws.  The Company may become subject to more stringent environmental laws in the future.  If more stringent environmental laws are enacted in the future, these laws could have a material adverse effect on the business, financial condition and results of operations of the Company.

The time devoted by Company management may not be full-time.

It is anticipated that key officers will devote themselves full-time to the business of the Company.  However, certain officers will devote only such time as is necessary (which may be less than full-time) to fulfill their respective duties as an officer of the Company.  Furthermore, the Company may choose not to require its management to be available or provide services on a full-time basis to the Company.

The Company has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Company is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock.  The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares.  The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock.  Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Company.  No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Company does not maintain certain insurance, including errors and omissions and indemnification insurance.

The Company has limited capital and, therefore, does not currently have a policy of insurance against liabilities arising out of the negligence of its officers and directors and/or deficiencies in any of its business operations.  Even assuming that the Company obtained insurance, there is no assurance that such insurance coverage would be adequate to satisfy any potential claims made against the Company, its officers and directors, or its business operations or products.  Any such liability which might arise could be substantial and may exceed the assets of the Company.  The certificate of incorporation and by-laws of the Company provide for indemnification of officers and directors to the fullest extent permitted under Delaware law.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

The Company’s patent(s) and/or trade secret protection may be inadequate.

The Company has applied for patent protection on certain aspects of its product lines.  Additionally, it possesses certain proprietary design and manufacturing processes.  The Company plans on attempting to obtain additional patents, copyright, trademarks and service marks on its products and services.  However, there can be no assurance that the Company can obtain effective protection against unauthorized duplication or the introduction of substantially similar products or that existing patent, trade secret or other intellectual property protection adequately protects the Company.

The Company intends to file for foreign patent protection, but such efforts may be inadequate.

The Company plans to file and attempt to obtain patent protection for its products in most foreign countries.  However, even if the Company files required patent applications in most or all foreign countries, there can be no assurance that any such patent will be granted or, if granted, that the validity of such patent will not be contested in the courts.  To the extent that such patent is valid, there can further be no assurance the patent will fully protect the Company and that a third party may not find other ways to exploit the intellectual property that the patent purports to protect.  To date, no patent application has been filed in the United States for patents on improvements and enhancements that must be developed to bring the products to the point of commercial use.  The Company or others intend to file additional applications, but there is no assurance that if such additional applications are filed in foreign countries that any patent will be granted or, if granted, that the validity of such patent will not be challenged in the courts, and to the extent granted and valid, that the patent will adequately protect the Company.

The Company is subject to the potential factors of obsolescence and technological change.

The business of the Company is susceptible to rapidly changing technology and the Company's product development and manufacturing process is subject to constant change.  Although the Company intends to continue to develop and improve its products and manufacturing capability, there can be no assurance that funds for such expenditures will be available or that the Company's competition will not develop similar or superior capabilities or that the Company will be successful in its internal efforts.  The future success of the Company will depend in part on its ability to respond effectively to rapidly changing technologies, industry standards and customer requirements by adapting and improving the performance features and reliability of its products.

The Company may have product liability exposure and be subject to such claims in the future.

The Company may be held responsible for any defects that occur with respect to its products and services.  Based on the defect, the Company may be liable for significant damages, which may adversely affect the Company’s financial results, prospects and overall condition as a company.  Furthermore, as the Company increasingly provides products and services utilizing sophisticated and complex technologies, such defects may occur more frequently and become larger in scope.  Such potential increase in defects, which could result in an increase in potential liability, may adversely affect the Company’s financial results, prospects and overall condition as a company.  In addition, negative publicity concerning any defects could make it more substantially more difficult for the company to attract and maintain customers to purchase its products.  As a result, the Company’s financial results, prospects and overall condition as a company may be adversely affected.

The offering price of the Shares has been arbitrarily determined by the Company and such offering should not be used by an investor as an indicator of the fair market value of the Shares

Currently there is no public market for the Company’s common stock. The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.  Investors in the offering may experience immediate dilution of the value of their shares.  Purchasers of the Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the initial public offering price per share paid by investors ($0.15) and the net tangible book value per share immediately after completion of the offering. Net tangible book value per share is the net tangible assets of The Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by The Company at a price less than the $0.15 paid by purchasers of the Shares, then the value of such Shares immediately after such purchase would be less than $0.15 paid by investors in this offering.

The concurrent sales of shares by the Company and the selling shareholders may make sales by either more difficult.

Concurrent with the offering of the Shares by the Company, the selling shareholders are registering 67,318,500 shares of common stock which shares will be sold at $0.15 per share until such time as the shares are accepted for quotation on a national stock exchange. For whatever reason, a purchaser may determine not to purchase shares from the Company but from one or more of the selling shareholders. In addition, the sale of the Shares by the Company may have an adverse impact on the sale of their shares by the selling shareholders.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, the Company cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Company’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Company competes and any deterioration in the economy may individually or in combination impact future results.

USE OF PROCEEDS

The Company will receive proceeds from the sale of the Shares assuming the sale of any Shares in the offering is concluded.  The Company does not know how many Shares may be sold or the aggregate amount of proceeds it may receive from sales.  The Company anticipates that it will use the proceeds from the sale of any of the Shares as discussed below.  If less than the maximum number of Shares offered is sold and less than the maximum proceeds are received, the Company anticipates that the use of proceeds will be accordingly reduced.

The Company is seeking an underwriter, broker-dealer or selling agent to sell the Shares. The Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus.  At the time of this prospectus, the Company has not located a broker-dealer or selling agent to sell the Shares. The Company does not know if and when it will be able to locate any such broker-dealer or selling agent. While it is seeking a broker-dealer or selling agent to sell the Shares, the Company, through its officers and directors, will offer the Shares to current shareholders as well as contacts. Based on the foregoing, the Company is estimating that probably at least 50% of the sale of the Shares will be made by officers and directors of Company before the Company can locate, negotiate and finalize any arrangement with any underwriter. Officers and directors will not receive any commissions for any sales of the Shares.  Any commissions paid to any broker-dealer, underwriter or selling agent will reduce the net proceeds to the Company from the sale of Shares offered by the Company.

Discussion of Use of Proceeds Items

Currently, the Company anticipates using all proceeds (up to $2,400,000, before commissions payable to broker-dealers or selling agents) raised in the offering from the sale of Shares held by the Company (16,000,000 shares) for general corporate purposes and day-to-day operational expenses, including working capital, general and administration expenses.  The Company also plans to hire additional personnel and offer competitive salaries, bonuses and benefits to its employees.

DETERMINATION OF OFFERING PRICE

There is no public market for the Company’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Company based on the Company’s belief in its internal projections, anticipated growth and market potential.  This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the opinion of management that the Company will develop all or a portion of its business plan and will develop a market value. Although a development-stage company, the Company has spent considerable time and effort in developing its business plan.  The Company believes that its product unit and its capabilities are unique factors that will allow the Company to succeed upon the raising of capital in this offering.  The Company has based its $0.15 per share offering price on what it views as the potential future value of its products, its operating and management strategy, and the anticipated growth of the Company.

DIVIDEND POLICY

The Company does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

DILUTION

Purchasers of the Shares may experience immediate dilution in the value of their shares of common stock. Purchasers in this offering will pay $0.15 per share but immediately after purchase the value of those Shares will be reduced.  Dilution represents the difference between the initial public offering price per share paid by purchasers and the net tangible book value per share immediately after completion of the offering.  Net tangible book value per share is the net tangible assets of the Company (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

CONCURRENT SALES

This prospectus also relates to the sale of 67,318,500 outstanding shares of the Company’s common stock by the holders of those shares.  The selling shareholders will offer their shares for sale at an offering price of $0.15 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

As of the date of this prospectus, the Company has not entered into any arrangements with any underwriter, broker-dealer or selling agent for the sale of the Shares.  The Company intends to attempt to locate an underwriter or broker-dealer or selling agent to sell the Shares.  Some Shares may be sold by certain officers and directors of the Company, none of whom will receive any commission or compensation for the sale of the Shares.  The Company has no arrangements nor has entered into any agreement with any underwriters, broker-dealer or selling agents for the sale of the Shares. The executive officers and directors of the Company will be offering the Shares for sale without commission or payment. The offering will be presented by the Company primarily through mail, telephone, electronic transmission and direct meetings in those states in which it has registered the Shares.

There is no minimum of any Shares that must be sold by the Company before the offering can be closed or the funds can be utilized. The Company, at its sole discretion, may have additional closings thereafter from time to time during the offering period. The maximum number of Shares that can be sold pursuant to the terms of this offering is 83,318,500.

The Company intends to maintain the currency and accuracy of this prospectus and to sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

Pursuant to the provisions of Rule 3a4-1 of the Securities Exchange Act of 1934, none of the officers or directors offering the Shares is considered to be a broker of such securities as (i) no officer or director is subject to any statutory disqualification, (ii) no officer or director is nor will be compensated by commissions for sales of the securities, (iii) no officer or director is associated with a broker or dealer, (iv) all officers and directors are primarily employed on behalf of the Company in substantial duties and (v) no officer or director participates in offering and selling securities more than once every 12 months.

The offering will terminate 24 months following the date of this prospectus unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act.  Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).  The resale of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The Selling Shareholder Shares will be offered at an offering price of $0.15 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices and may be offered from time to time through underwriters, brokers, dealers, agents or other intermediaries.  The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. Transactions occurring after the stock is listed on a national exchange, if at all, will be made at market prices prevailing at the time of sale. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares.  The Company will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 67,318,500 Selling Shareholder Shares included in the registration statement of which this prospectus is a part 27,208,500 Selling Shareholder Shares are held by officers, affiliates or directors of the Company.

DESCRIPTION OF SECURITIES

Capitalization

The Company is authorized to issue 300,000,000 shares of common stock, par value $0.0001, of which 205,000,000 shares were outstanding as of the date of the registration statement, of which this prospectus is a part.  The Company is also authorized to issue 20,000,000 share of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of the registration statement, of which this prospectus is a part.

The following statements relating to the capital stock set forth the material terms of the securities of the Company, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

The Company is registering up to 83,318,500 shares of its common stock for sale to the public at a price of $0.15 per Share.

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders.  In addition to any vote required by law, the consent of at least a majority of the holders of the then-outstanding shares of common stock is required to (i) redeem, purchase or otherwise acquire any share of common stock, (ii) increase or decrease (other than by redemption or conversion) the total number of authorized shares of common stock; or (iii) amend the certificate of incorporation of the Company if such amendment would change any of the rights, preferences or privileges of the common stock.  Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.  In the event of a liquidation, dissolution or winding up, subject to the rights of the shares of preferred stock, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.  All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Company may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors.  The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Company, except that no holder of preferred stock shall have preemptive rights.  Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock.  The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

Although the Company’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Company, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board.  The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.  To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.  In addition, the Company must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Company may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.  In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Company will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Company.

Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Company’s common stock. The foregoing required penny stock restrictions will not apply to the Company’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Company has not paid any dividends to date.  The Company intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends in the foreseeable future.

THE BUSINESS

Background

The Company is a development stage company and has no operating history and has experienced losses since its inception.  The Company’s independent auditors have issued a report questioning the Company’s ability to continue as a going concern.

The idea for using an air cooled radial engine to drive a generator posed operating difficulties due to the fact that the engine was not designed to run on gaseous fuels.  Therefore, a completely new system for delivering a gaseous fuel to the engine had to be invented and developed.  The Company has pioneered a new system that is capable of delivering the gaseous fuel to the engine. Further testing and modifications have produced a solid state unit that efficiently delivers the fuel to the engine, resulting in a strong and reliable engine that can operate on any gaseous fuel with a sustained engine life and maximum horsepower.

The initial deployment concept of the business is focused large niche markets where the existing production of electricity comes at a very high cost.  The Company’s ability to generate this electricity so efficiently with its product unit, at a reasonable cost, is as a result of the efficiencies of the Company’s prime mover (engine) and the other components of the system.

The Company intends to market and distribute its products worldwide.  However, initially the Company has directed its plan of initial operations and market entry to the State of Alaska, the Commonwealth of Puerto Rico and the nation of the Dominican Republic.

Summary

The Company plans to manufacture, install, maintain, own and operate patented portable electrical power equipment.  The Company plans to manufacture portable electrical power equipment intended to be installed at client locations.  The Company owns, maintains and leases the equipment to the customer who uses it to produce its own supplemental electrical power.  The Company’s products are intended to be portable, easy-to-use units that can be conveniently redeployed in various locations around the world.  The Company’s units can also be assembled and combined to produce power centers providing up to 50 megawatts of power.

As it intends to provide remote, independent and cost efficient primary electrical power generating systems, the Company’s potential customers include a variety of small independent utility companies, mining operations, manufacturing centers, and commercial enterprises worldwide.  The Company plans to build portable generator equipment specific to client specifications and thereafter independently generates electrical power that it sells to users.

The Company’s product unit is a self contained generator that uses a modified radial air cooled engine to drive a 1-megawatt generator. The entire unit, which runs on natural gas or propane, is compact, lightweight and clean burning.   As a result, the unit produces extremely low emissions and is extremely energy-efficient.

The basis of the Company’s overall business is founded on the ability to produce electrical power using proprietary technology to make electricity at a much lower cost than the existing means of producing or providing primary electric power. The Company expects that the difference between its cost to produce electrical power and the current billing rate of existing local utility providers presents a sizable cost savings for customers and revenue opportunity for the Company.

The Business: Power Generation and Supply

The Company is in the business of producing and distributing primary and supplemental electrical power generation equipment (“gensets”) under long term master equipment leases at a fixed rate  The Company is not an energy provider, but will manufacture, install and maintain its product (PDIGenset) (patent pending).  Service and maintenance of the unit may be provided through a separate subsidiary of the company, which may be formed in the future at the Company’s election.

The basic business concept also addresses the secondary market of high altitude mining operations and any other primary power needs for isolated locations such as manufacturing or commercial users that consume large amounts of electrical power.  The Company will build and deliver a completely packaged independent electrical generation unit(s) for specific primary power applications in remote locations or where independent power generation requirements demand a reliable and steady 24/7 source of electrical power. Unlike diesel driven generator sets that have a narrowly defined performance envelope, the PDIGenset outperforms traditional and diesel driven electrical power generation systems.

All electrical generation equipment consists of three basic components: a generator, electrical control switchgear, and a prime mover. Generators are a shelf item and ordered from multiple manufacturers based on the specifications of the end user.

All switchgear is custom made for each of the Company’s “gensets” to make the power dovetail with the existing power grid or user requirements.

The prime mover in all power generator systems is the power source that turns the generator. It can be water-driven (as in a hydroelectric dam), steam-driven (as in a turbine), jet turbine-driven, diesel motor-driven, wind-driven turbine or driven by any other form of internal combustion engine. The efficiency of the prime mover is the critical element of all electrical power generation equipment.

The applications for all PDIGenset units is primary or supplemental electrical power generation on site using the Company’s specially modified and remanufactured engine (green technology).  In addition, based on interchangeable component design, the Company’s products can operate in extreme operating conditions, such as frigid cold and at high altitudes.  The PDIGenset conveniently fits inside a standard shipping container.

The Company will provide a viable alternative for local utilities to reduce the demand on the primary grid by using the Company’s equipment and power, therefore increasing the limits and capabilities of the primary grid. By opting to use the Company’s equipment, the customer solves several problems at once.  First, the expensive and polluting diesel units are replaced with cost efficient, small, green gensets.  Second, the customer’s cost to produce the electrical power is substantially reduced.  Third, cost savings produce excess cash for the customer.  Fourth, maintenance is provided exclusively by the Company, thereby allowing the customer to reduce its workforce.  Fifth, the tank farms and all other diesel support equipment can be dismantled and removed from the sites. This concept is designed to dovetail with the power company’s plans of action currently envisioned and being implemented by the local utilities.  Sixth, excess generation capacity can be used to sell electricity to most regulated electrical utilities for positive cash flow.

The Market

The Company’s market is global and the primary use of the PDIGenset is focused toward commercial, manufacturing and mining operations, and any other existing independent power generation application that employs a diesel engine to drive a generator.  Most mine operations, especially in South America, are over 5,000 feet above sea level and in remote locations.  At these high altitudes several diesel engines are required to run a single generator whereas only one of the Company’s genset units would be needed to drive the same generator.  The Company intends to lease power stations that allow customers to generate electricity on a 24/7 basis and deliver that power, in concert with existing utility companies, into their existing grids.  The PDIGenset is ideal for any large commercial user wherein electricity can be delivered at the user’s location on a cost effective and reliable basis.  The Company believes that its unit outperforms any diesel driven generator set on initial cost, operating efficiency and performance.

In smaller electrical generation locations throughout the world, the units currently in place are driven by a conventional diesel motor.  In the past, the diesels were chosen for two reasons: (1) they were widely available; and (2) diesel fuel was available and cheap.  These operational cost elements, in addition to the cost of the hardware, were simply passed on to the consumer.  The inherent nature of diesel engines coupled with the high cost of diesel fuel made this type of pollution prone power generation system to be outmoded, expensive and a source of environmental pollution as well as noise.  Hence, the Company’s flagship product, the PDIGenset, is well-positioned to provide an effective replacement solution for the needs of the marketplace.

In addition, extreme weather conditions, such as is found in the Alaskan environment with its harsh and extreme cold weather conditions, plague diesel operations and other liquid fuel equipment with many logistical and operational problems.  Large tank farms with exposed piping and valves are needed to constantly feed the powerhouse generators. It is common to have the fuel thicken or to have the valves freeze, to a point where the diesel fuel will not flow.  Compounding these issues, there are other problems associated with the quality of the fuel and any additives that may have been added.  It is common in the winter to see teams with blowtorches thawing the valves and heating the pipes to get the fuel to start flowing.  These dangerous practices are nonexistent with the PDIGenset.  Tank farms age and leak therein polluting the ground and causing other long term environmental problems. Diesel exhaust is also a major atmospheric pollutant. For all of these reasons cited above, various jurisdictions (such as Alaska) mandate that diesel equipment be replaced and the tank farms dismantled.

Pollution, global warming, energy efficiencies, green technology and other industry parameters have begun to severely impact the nation and the planet.  The ever increasing demand for electrical power worldwide necessitates an effective system that can meet these demands.  The concept and demand for local independent electrical power generation is dramatically increasing and it is in this domain and market demand where the PDIGenset excels.  In essence, the PDIGenset, with its ease-of-use, efficiency and performance characteristics, is an extremely viable option for almost any power market around the globe.

Entry of the Company into the Market

The Company initially plans to enter selected target markets, namely Alaska, Puerto Rico, the Dominican Republic, the Caribbean Basin and South America.

The Company is the process of negotiating contracts with prospective customers in Puerto Rico who have expressed interest in the Company’s gensets.  The Company has negotiated and is formalizing agreements with a principal supplier of natural gas, has met with favorable reception from the territorial government and has plans to operate under the terms of a Power Purchase Agreement (PPA) as a private service provider to PREPA (Puerto Rico Electrical Power Authority) as well as to local private commercial customers.  Once it has established its presence in Puerto Rico, the Company intends to expand to the Virgin Islands and the Dominican Republic.  The Company’s focus will be toward augmenting the applications of the independent power utility companies in these markets.

The market focus for Alaska will be the southern territories and the Aleutian chain. The Company believes that these locations require isolated and independent power production. The entire State of Alaska is under a federal mandate to replace diesel driven generators and dismantle the diesel tank farms. The Company intends to work in concert with AVEC (Alaskan Village Electric Cooperative), Alaska Power Company, Kodiak Electrical Cooperative, and the other cooperatives in a phased program to replace diesel driven units with the Company’s propane or natural gas powered units.

Shortly thereafter, or in conjunction therewith, the Company plans to enter the South American mining market.  There are many high altitude mining operations that require heavy power generation, and the Company believes that its product unit is an ideal solution for these companies and projects.

Products

To meet the demand for a reliable and powerful prime mover, the concept of using a radial air cooled direct drive motor was the obvious starting point for the Company’s research and development efforts.  From there, new internal mechanical components, fuel delivery systems, and a highly advanced electrical component package have been designed, fabricated and tested to create an extremely efficient and powerful engine that has a 16,000 hour (minimum) performance capacity on gaseous fuels.  The engine casing has been redesigned to operate in a multi-fuel capacity with natural gas being the most common application.  The radial design allows for efficient operations with a very compact unit.  As a result of the specialized fuel delivery system and special lubricants, the engine has full power capabilities up to 20,000 feet above sea-level without de-rating.  The radial concept also provides immediate access to any section of the motor should an isolated adjustment or repair be needed.  Other efficiencies of this type of motor include condensed configuration, weight benefits, rebuild/refit characteristics, physical small size, the availability of core parts, minimal manpower needs for handling and component interchange characteristics.

The basic product unit produces 1-megawatt of power 24 hours a day, 7 days a week, all year round, and has an expected operational life of 20,000 hours before rebuild or replacement of the prime mover.  Units can be leveraged to produce up to 10-megawatts (recommended for small power plants) for each power source block.  The Company plans to provide maintenance and service agreements to all of its users, so as to ensure worry-free, reliable maintenance of the Company’s product units.

The PDIGenset is designed to operate throughout the year, in extreme conditions, at high altitude, in remote locations, in any orientation and using almost any gaseous fuel (NG, propane, ethane, methane, hydrogen, bio-gas, syn-gas) and can also operate on liquid fuels other than diesel fuel. Therefore, the product unit is not subject to the effects of seasonal variations.

The component design of the PDIGenset allows for ease of maintenance and service or replacement of any of the system’s components.  Internal components and critical technological elements for the engine have been invented or reengineered, developed and installed in the PDIGenset motors.  The component concept, operating fuel burn, and overall size of the entire unit, specifically as it relates to the size, weight and noise, are the major advantages and key differentiators of the unit.  The intention with the PDIGenset is that the motor (prime mover) can be easily interchangeable at no cost to the user when scheduled as part of a maintenance plan. Unlike a diesel system that will require one to three weeks minimum downtime for an engine overhaul in place, the Company’s product unit requires only four to six hours to remove and replace the spent unit with a fresh motor.  In fact, switchgear components of the PDIGenset can be easily interchanged to meet any customer requirement. The prime mover and the generator can also be easily serviced and replaced, and the unit can be redeployed almost instantly to any new customer.

Another efficiency and attractive feature of the PDIGenset is the size and weight of the complete package. The unit can be fitted comfortably inside a 8’x8’x 30’ (40’ with a survival chamber) box; about the size of a shipping container or medium size box truck.  This compact size allows for easy handling, transport and delivery, and thereby also making the unit ideal for a portable power station, even on the back of a truck, if necessary, anywhere in the world.

Electronic controls and monitoring sensors provide another level of technological sophistication for the user wherein the unit can be operated worldwide from any remote headquarters location.  The PDIGenset is also equipped with internal “black box technology” that continuously reports streaming data to a central control 24/7 providing security and performance threshold monitoring when the unit is in operation or idle.

The Company intends to ship product units around the world, FOB Worcester, Massachusetts.  Delivery time for most product units to any location can be as quick as 90 days from initial order to full operation on site based on the availability of generators.  Upon arrival at the user’s site, the package can be easily off-loaded, maneuvered, and interfaced with the existing power configuration.

Continuing research and development of the internal workings and component parts of the PDIGenset is an objective of the company.  All generators and switchgear used in the PDIGenset packages are the latest state-of-the-art technology and are readily available and constructed for the specific application to match any regional power grid or individual needs.  It should also be noted that regardless of the type of power generation system used, the switchgear design parameters would be the same. In most applications, the Company uses the latest flat wound brushless generators that are typical of those used in the industry.

Pricing

PDIGenset is priced to meet the customer’s needs. A 1-megawatt PDIGenset will be leased for a five year term, pursuant to a Master Equipment Lease that will provide for an initial deposit of $750,000, a monthly maintenance fee calculated at the rate of $0.015/megawatt-hour and a monthly lease calculated at a rate per megawatt-hour which will be dependent upon local fuel cost.  In any event, the Company anticipates that the cost to the customer will be substantially lower than that which the customer is then paying to any local utility provider.

Competition

The Company believes that because of the operational characteristics of its engine and systems the PDIGenset is positioned to compete effectively against other genset manufacturers such as Caterpillar, Detroit Diesel and Kohler, all of whom produce standard diesel driven gensets.  Other power production systems involving wind turbines, jet (gas) turbines, steam, coal fired, and hydroelectric are not a competitive factor because of the size of the systems and the high capital cost of constructing these systems.

The primary competition for independent power generation of 1-megawatt or higher power production is Caterpillar Corporation.  Recently, Caterpillar introduced a propane powered generator set, which is a reworked reciprocating engine designed to address EPA parameters, but not specifically for the same applications as the Company.  This engine produces enough horsepower to drive the generator, however, the Company believes that the performance efficiencies of that unit do not approach the capabilities and operational characteristics of the PDIGenset.

Cummings, Morse Diesel, Kohler, Volvo and Detroit Diesel also make engines that produce enough horsepower to drive respective competing 1- megawatt generators, however all of these products are diesel equipment or diesel with natural gas augmentation or conversion and do not meet the capabilities of the PDIGenset.

The Company believes that its product unit is unique and offers a compelling value proposition not currently available in the marketplace.

Diesel engines have been abundantly available since the 1910s and diesel fuel was cheap until the late 1990s.  The basic radial engine is mature technology but was unable to operate efficiently on natural gas or propane.  Aviation fuel cost three to ten times more than diesel fuel, and, hence, radial engines were not used as prime movers.

The Company was the first to develop a solid state, self contained unit (GFD System, patent pending) which first made radial engines a viable alternative to diesels because they could now run efficiently on natural gas, propane, methane, ethane, hydrogen, and bio-fuels.

The Company’s product unit inherently provides maximum flexibility and performance, which differentiates the product units from competing products and solutions.

Strategic Partners and Suppliers

The Company believes that strategic partnerships will be a major component of the Company’s operating strategy and path to success.  The Company works with several important strategic partners in various areas of its business and operations.

The Company has a longstanding relationship with CEG, Inc. (“CEGI”) and Edward Feloni of Hopedale, Massachusetts.  Throughout the research and development period, technical electrical interface and equipment component needs were identified.  CEGI manufactures instrument monitoring systems and configures switchgear to specific applications.  The Company intends to continue to work with CEGI to acquire new components and parts and to design its computerized equipment monitoring systems and switchgear configurations.

The Company has established a strategic partnership with Merchant Banking Advisors, Inc. (“MBA”) and its President, John Richardson, of Old San Juan, Puerto Rico with regard to providing lease financing to any customers who choose to use it.  MBA is a worldwide merchant banking lender which has provided equipment financing in a variety of business settings in the range of $14,000,000 over the past several years.  MBA will provide convenient financial services to those customers who want to use the same.

The Company receives its transmissions systems from Borg Warner of Dearborn, Michigan and CVT Corporation of Canada.

Chester Roberts Supply of Collinsville, Texas will act as the Company’s initial supplier for basic engine casings and spare parts.  The Company intends to work with Connecticut Corsair, based in the State of Connecticut.  These resources provide the Company with access to several hundred engines and warehouses on premises that contain enough engines and parts to construct two hundred engines to the Company’s specifications.

Mobile containers used by the Company are provided by Mobil Mini, located across the United States.

Fuel is expected to be provided by local partners in the regions where the Company may be operating with respect to specific project(s); the Company has presently entered into a strategic relationship with Gas Natural Puerto Rico, Inc.

Marketing Strategy

The Company has conducted limited advertising and marketing to date as the primary focus of the Company since inception has been to concentrate on its product development efforts.  The Company has, however, given substantial attention to constructing the marketing strategy and plans that it will use once its projects enter the market.

The Company anticipates a significant budget and need for marketing activities.  The primary focus of marketing campaigns will be designed to help the Company find new customers and to increase awareness of the Company’s ability to offer power generation capabilities.  The Company has entered engaged a manufacturer's representative, Howard Hager, to represent its interests in Puerto Rico and other areas of the Caribbean Basin.  This has already resulted in an expression of demand for the Company’s solutions and is anticipated to lead to product orders in the immediate future.

The Company plans to attend trade shows, seminars and industry conference to promote the Company and its products.  The Company will also employ face-to-face meeting and presentations by the Company’s executives and advisors to key decision-makers of prospective customers.  At the present time, the Company does not see website marketing as a priority because of the relative novelty of the Company and its products.  In the future, the Company believes that an Internet marketing strategy may be of greater utility for the Company.

Operations

For the initial five year manufacturing cycle, it is the intention of the Company to employ used equipment wherever possible in its products.  Although new equipment can be a significant cost in the overall construction budget, generators typically have a long service life.  Any serviceable generators will be recycled.

The Company will also use containers, which are abundant, readily available and located in multiple locations throughout the United States and Canada.  When short deliveries are mandated, used containers will be individually purchased locally.  As the Company grows with the demand, it is planned that several locations throughout the U.S and Canada will have assembly facilities.  Therefore, containers will be sourced from the manufacturer and fabricated with all internal structural components, doors, levers and other hardware already installed and the entire unit painted to specification at the manufacturing facility.

Revenues

Since its inception, Powerdyne Nevada (the predecessor-in-interest to the Company) has focused its efforts on conducting product research and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits.  Accordingly, the Company has no revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable strategy to market and distribute its products to end customers.  To date, the Company has developed a market strategy that it believes will lead to near-term revenues in the Caribbean Basin, and thereafter, in Alaska and South America.

Equipment Financing

Through a strategic partnership with MBA, the Company has a written commitment to provide equipment financing for its contract orders should the customer need or desire such financing.

Through continuing dialogue with Citizens Bank and Royal Bank of Scotland (“RBS”), the Company has a verbal conditional commitment to provide financing for the construction of equipment subject to contract orders should the Company need any additional financing.  This arrangement will position the Company on sound financial footing by assuring the financial capability of the Company to meet its manufacturing commitments and schedules.  The funds will be provided on a contract by contract basis wherein 65% of the total unit cost will be made available as a credit line with a UCC commercial lien on the unit.  The terms of each order provide that the buyer pay 55% of the unit cost at contract signing, 35% upon completion of construction and bench test certification, and the 10% balance upon installation and start-up. This arrangement allows the Company to be almost completely self-financed.  Therefore, use of any of the credit line provided by RBS should be minimal.

THE COMPANY

Agreement with Tiber Creek Corporation

In 2010, the Company (through Powerdyne Nevada) entered into a consulting agreement with Tiber Creek Corporation (“Tiber Creek”) whereby Tiber Creek would provide assistance to the Company in effecting transactions for the Company to become a public company, including causing the preparation and filing a registration statement with the Securities and Exchange Commission, assisting with applicable state blue sky requirements, advising and assisting on listing its securities on a trading exchange, assisting in establishing and maintaining relationships with market makers and broker-dealers and assisting in other transactions, marketing and corporate structure activities.  Tiber Creek received certain cash fees from the Company during 2010.  In addition, 2,000,000 common shares of the Company were issued to each of Tiber Creek and IRAA Fin Serv, an unincorporated California business entity (“IRAA”), and an affiliate of Tiber Creek, in connection with and related to the services provided by Tiber Creek to the Company (each of Tiber Creek and IRAA owned 500,000 common shares of the Company prior to the consulting agreement) .  The consulting agreement also provides that the shares issued to Tiber Creek shall be included in the registration statement (i.e. this registration statement) to be filed by the Company.  The consulting agreement further provides that the Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of Shares held by Tiber Creek.

Intellectual Property

The Company’s intellectual property consists of its service marks and trademarks as well as its trade secrets and proprietary methods and processes.

The Company has applied for a use patent for its product system.  This application (#12/662,233), which is currently still pending, was submitted to the U.S. Patent and Trademark Office.

The Company also plans to apply for an additional U.S. patent for a fuel delivery system.  The Company plans to file this patent application in the near future.

Research and Development

The executive officers, advisors and consultant of the Company have a long history of experience and practical application in aircraft technology and have brought their respective and collective knowledge to address the needs for primary electrical power generation in remote locations or extreme conditions.  To meet this demand, the concept of using a radial air cooled direct drive motor was the obvious starting point.  From there, new internal mechanical components, fuel delivery systems, and a highly advanced electrical component package has been designed, fabricated and tested to create an extremely efficient and powerful engine.   The radial design allows or efficient operations with a very compact unit.  The radial concept also provides immediate access to any section of the motor should an isolated adjustment or repair be needed.

Other efficiencies of this type of motor include condensed configuration, weight benefits, rebuild/refit characteristics, physical small size, availability of core parts, minimal manpower needs for handling and component interchange characteristics.  Internal components and critical technological elements for the engine have been invented or reengineered, developed and installed in the Company’s products.  The component concept, operating fuel burn, and overall size of the entire unit, specifically as it relates to the size, weight and noise, are the major advantages of the unit as designed by the Company.  The intention with the PDIGenset is that the motor (the prime mover) can be easily interchangeable at no cost to the user when scheduled as part of a maintenance plan.   Unlike a diesel system that will require at least one to three weeks downtime for an engine overhaul in place, the PDIGenset unit requires only four to six hours to remove and replace the spent unit with a fresh motor.

Based on 60 years of validated historical data, and the Company’s own recent engine testing in January 2010, this Company’s engine consumes approximately 85 gallons of aviation fuel per hour at 1800 rpm. The consumption of propane per gallon is almost identical to aviation gas consumption, and therefore, the quantity assumed in the calculations will be the same.

Employees

The Company presently has two (2) employees and a total of five (5) executive officers.  The employees receive a salary; the remaining officers receive no salaries or other compensation and no salaries have been accrued.  The remaining officers will not receive any compensation until, and if, the Company becomes a public company.  None of these officers are currently employed by the Company in a full-time capacity.  The Company has no other employees but expects that it will hire additional personnel upon raising capital through this offering and as the Company expands.

Following the effective date of the registration statement and the raising of adequate capital, the Company plans to hire aircraft engine mechanics to work and serve on the assembly line to manufacture the engines.

Property

The corporate headquarters of the Company are located in Carson City, Nevada, with offices located in Warwick, Rhode Island.  In the near future, the Company plans to open an additional regional office in San Juan, Puerto Rico. These locations will initially be administrative in nature and eventually expand as the market demands to become fabrication sites.

All engines will be built in the engine shop in Worcester, Massachusetts for the purpose of quality control.  As the orders for products increase, it would become logistically prudent to have an assembly site in Puerto Rico and Alaska to serve the needs in those regions.  Engines will continue to be manufactured in Massachusetts. The Company believes that the importance of quality control for the production of the engines cannot be understated.

Subsidiaries

Currently, the Company has no subsidiaries.

Reports to Security Holders

The Company intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.  The Company will not be a reporting issuer with the Securities and Exchange Commission until its registration statement on Form S-1 is declared effective.

The Company has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Company’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Company. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20002.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  The Company’s registration statement and the referenced exhibits can also be found at the web site address.

PLAN OF OPERATION

Business Plan

The Company plans to implement a phased production and deployment schedule for its products, with products gradually being introduced to the marketplace and growth steadily increasing thereafter.  The Company also plans to solicit conditional orders for the units with the utility companies while the initial product demonstration model is constructed.

The bulk of the Company’s attention in its initial plan of operations will be devoted to manufacturing and marketing.  Manufacturing of the units is expected to occur at the assembly location in Worcester, Massachusetts, where the Company currently rents this space under a lease with Bigelow Electric Company. The expansion of the marketing program is scheduled be aggressive and widespread and expanded to address operations throughout North America and the Caribbean Basin.

The conceptual design of the Company’s product unit allows fabrication to be scaled up in parallel as the demand increases. The only long lead item that the Company requires is the electrical switchgear that is custom manufactured as per the individual client’s requirements. However, in certain markets, the Company anticipates the re-use of existing gear (generators and switchgear).

A constant aspect of the business for the first five years is expected to be the rebuilding and maintenance of all of the initial engines.  Such activities will require a substantial workforce on the production line and in the field.  Product units deployed at mining locations are different and require different, more complex servicing. To meet all of the servicing needs of customers, the Company expects to establish a subsidiary company under the Company in the future to address the specific maintenance needs of mining companies throughout the world.

Potential Revenue

The Company’s primary source of revenues in the near term will be from leases or payment streams based on the Company’s product units.  The Company’s business model proposes that each product unit be leased to a third party that will be responsible for the payment to the Company on a leasehold basis for each location.

Revenues for the Company will be generally based on lease payments which are based upon the maximum power which the particular genset is capable of generating.  Units are constructed under terms and conditions of a contract and installed specifically to meet the customer’s needs. The customer pays the Company each month on a flat rate basis.  In addition, the customer pays a maintenance fee as well as an initial deposit which allows the construction of the genset unit.

Each product unit is custom-made for the specific application and therefore the client power company pays for the construction and installation of the unit in advance.  This cost is credited against power that is produced by the Company’s units until that credit is exhausted.  Thereafter, the power is paid for on a monthly basis in accordance with the rate per kilowatt-hour that is agreed upon by the parties.  The Company and/or the client may receive tax credits from the use of the Company’s products, and the parties will agree to share such tax benefits with each other.

Further, maintenance is performed exclusively by the Company and constitutes a part of the expected recurring revenue stream to the Company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The Company is a development stage company and was incorporated in the State of Delaware in September 2006 and merged with Powerdyne, Inc., a Nevada corporation (“Powerdyne Nevada”) in February 2011.  As of the period from inception, February 2, 2010, through December 31, 2010, the Company has not generated any revenue and has incurred significant operating losses, as part of the Company's development stage activities, of $146,270.

Revenues

Since its inception, Powerdyne Nevada (the predecessor-in-interest to the Company) has focused its efforts on conducting product research and development, and has devoted little attention or resources to sales and marketing or generating near-term revenues and profits.  Accordingly, the Company has no revenues to date and has not realized any profits as of yet.  In order to succeed, the Company needs to develop a viable strategy to market and distribute its products to end customers.  To date, the Company has developed a market strategy that it believes will lead to near-term revenues in the Caribbean Basin, and thereafter, in Alaska and South America.

Equipment Financing

Through a strategic partnership with MBA, the Company has a written commitment to provide equipment financing for its contract orders should the customer need or desire such financing.

Through continuing dialogue with Citizens Bank and Royal Bank of Scotland (“RBS”), the Company has a verbal conditional commitment to provide financing for the construction of equipment subject to contract orders should the Company need any additional financing.  This arrangement will position the Company on sound financial footing by assuring the financial capability of the Company to meet its manufacturing commitments and schedules.  The funds will be provided on a contract by contract basis wherein 65% of the total unit cost will be made available as a credit line with a UCC commercial lien on the unit.  The terms of each order provide that the buyer pay 55% of the unit cost at contract signing, 35% upon completion of construction and bench test certification, and the 10% balance upon installation and start-up. This arrangement allows the Company to be almost completely self-financed.  Therefore, use of any of the credit line provided by RBS should be minimal.

Pricing

PDIGenset is priced to meet the customer’s needs. A 1-megawatt PDIGenset will be leased for a five year term, pursuant to a Master Equipment Lease that will provide for an initial deposit of $750,000, a monthly maintenance fee calculated at the rate of $0.015/megawatt-hour and a monthly lease calculated at a rate per megawatt-hour which will be dependent upon local fuel cost.  In any event, the Company anticipates that the cost to the customer will be substantially lower than that which the customer is then paying to any local utility provider.

Potential Revenue

The Company’s primary source of revenues in the near term will be from leases or payment streams based on the Company’s product units.  The Company’s business model proposes that each product unit be leased to a third party that will be responsible for the payment to the Company on a leasehold basis for each location.

Revenues for the Company will be generally based on lease payments which are based upon the maximum power which the particular genset is capable of generating.  Units are constructed under terms and conditions of a contract and installed specifically to meet the customer’s needs. The customer pays the Company each month on a flat rate basis.  In addition, the customer pays a maintenance fee as well as an initial deposit which allows the construction of the genset unit.

Each product unit is custom-made for the specific application and therefore the client power company pays for the construction and installation of the unit in advance.  This cost is credited against power that is produced by the Company’s units until that credit is exhausted.  Thereafter, the power is paid for on a monthly basis in accordance with the rate per kilowatt-hour that is agreed upon by the parties.  The Company and/or the client may receive tax credits from the use of the Company’s products, and the parties will agree to share such tax benefits with each other.

Further, maintenance is performed exclusively by the Company and constitutes a part of the expected recurring revenue stream to the Company.

Alternative Financial Planning

The Company has no alternative financial plans, other than the equipment financing options discussed above.  If the Company is not able to successfully raise monies in this offering, or otherwise obtain or raise funding through a private placement or other securities offering, the Company’s ability to survive as a going-concern and implement any part of its business plan or strategy will be severely jeopardized.

Critical Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires making estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

The Company believes that the following critical accounting policies, among others, affect its more significant judgments and estimates used in the preparation of its financial statements:

Share-based Payments

The Company intends to periodically issue shares of common stock to employees and non-employees for services. Stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their then carrying values may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff and raising capital. Accordingly, the Company is considered to be in the development stage. The Company has not generated revenues from its operations, and there is no assurance of future revenues. As of December 31, 2010, the Company had an accumulated deficit from inception of approximately $146,270.

The Company’s activities will necessitate significant uses of working capital beyond 2011.  Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s continued research and development efforts and the status of competitive products.  The Company plans to continue financing its operations with cash received from financing activities.  The Company currently has appropriate financing to continue operations for the next 15 months.

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

Discussion of Period Ended December 31, 2010

The Company incurred a net loss of $(146,270) for the period ended December 31, 2010, with general and administrative expenses of $146,270.  The Company received no revenue in such period.

Selling, general and administrative expenses for the period ended December 31, 2010 were $146,270, with total selling, general and administrative expenses from inception to December 31, 2010 totaling $146,270.

Liquidity. The Company received $130,985 from the private sale of its stock in the period from February 2, 2010 (inception) to December 31, 2010.  The Company has no continuous methods of generating cash.

Capital Resources. The Company did not incur any capital expenditures other than the purchase of machinery and equipment in 2010 in the aggregate amount of $21,793.

Results of Operations. The Company completed no sales and received no revenues in the period from inception through December 31, 2010.  The Company does not anticipate that it will generate revenue sufficient to cover its operating expenses until the close of this offering and the development of its business plan.

MANAGEMENT

The following table sets forth information regarding the members of the Company’s board of directors and its executive officers:

Name	Age	Position	Year Commenced
Dale P. Euga	63	Chief Executive Officer, President and Director	2010
Arthur M. Read, II, Esq.	64	Vice President, Assistant Secretary, General Counsel and Director	2010
Edwin S. Barton, II	63	Chief Operating Officer	2010
Stephen L. Caromile	30	Vice President, Lead Engineer	2010
Linda H. Madison	63	Secretary	2011

Dale P. Euga

Dale P. Euga serves as the chief executive officer, president and a director of the Company.  From 1967 to 1971, Mr. Euga served in the United States Army completing his service as commander of a Special Forces A-Team and retiring with a distinguished and honorable record.  Mr. Euga graduated in 1976 from The Boston Architectural College with a degree in Architecture. From 1976 through 1988, Mr. Euga taught a design studio at the Boston Architectural College.  He became a Registered Architect in 1980 and was further NCARB Certified in 1985 while owning and managing a very successful architectural firm in Boston.  In 1988 Mr. Euga formed ComVest International Inc., which was responsible for the Organization and Financial Management for International Projects such as the overview of the construction of Mersa-Matruh Power and Desalination plant for the Government of Egypt. Mr. Euga also directly arranged acquisition and construction financing and oversaw the construction of industrial, manufacturing and resort facilities in Panama, Netherlands, Belize, Bermuda and Spain, in addition to Mr. Euga worked as the coordinator and overseer for the lenders.  In 1996 in concert with ComVest International Inc. Mr. Euga founded and managed Suburban Mortgage Company and built the company into 60 brokers, 12 processors, and 18 insurance agents plus a quality control team, and administrative staff. This complete full spectrum financial service company with 92 employees was acquired by Directors Mortgage Company (CA) in 2002. From 2002 to present Mr. Euga has been focused on the organization and development of Powerdyne, Inc., a Nevada company, specializing on the company's primary design and technological development of the engine and support systems and development and testing of fuel systems in support of the application to power generation.  He has been involved with the company organization and facilities procurement including client development, development of key staff, and continuing research and development of engine and electrical components.   Mr. Euga remains very active with the Special Forces Association in Rhode Island and Massachusetts.

Arthur M. Read, II, Esq.

Arthur M. Read, II, Esq., serves as vice president, secretary, general counsel and as a director of the Company.   Mr. Read received his Bachelor of Arts degree from Bethany College in 1968, and his Masters of Arts from University of Rhode Island in 1971 and his Juris Doctor from  Boston University in 1972. From1972-2001, Mr. Read started as an Associate, then stockholder and Vice-President of Gorham & Gorham, an established Rhode Island law firm, at which he was engaged in the general practice of law with an emphasis on litigation, family law and divorce litigation, extensive appellate practice, commercial and business matters, municipal law (including representation of municipalities and school committees, municipal boards and agencies), negligence, estate planning and administration.  From 1974-75, Mr. Read was appointed by the Hon. Richard J. Israel (Ret.) (then Attorney General and, later, Associate Justice of the Superior Court) as a Special Assistant Attorney General.  In 2001, Mr. Read formed his own law practice.  Mr. Read is admitted to Rhode Island Supreme Court; United States District Court, District of Rhode Island; United States Supreme Court; United States Tax Court; and United States Court of Appeals Mr. Read is a member of the Rhode Island Bar Association, Rhode Island Trial Lawyers’ Association, and American Trial Lawyers’ Association.

Edwin S. Barton, II

Edwin S. Barton II serves as chief operating officer of the Company.  Mr. Barton is a seasoned corporate executive with 35 years of professional experience.  Previously, he served as Vice President and Director of Rico, Inc., a Rhode Island manufacturing company, and President of Imperia, Inc., a Massachusetts millwork and high-end manufacturer and distributor.

Stephen L. Caromile

Stephen L. Caromile serves s vice president and lead engineer of the Company.  Mr. Caromile received a Bachelor’s degree in Mechanical Engineering from the Wentworth Institute of Technology in 1997.  From 1997 to 2000, Mr. Caromile was a process engineer and cell manager for the repair of jet turbine components at Chromalloy in California.  In 2001and 2002, Mr. Caromile was associated with Hamor & Associates in Maine.  From 2002 to 2010, Mr. Caromile was a design engineer for land use planning with CES, Inc. in Maine.  In this capacity, Mr. Caromile completed land development plans for sub-division and also participated in safety management, information technology and field surveillance.  Since 2010, Mr. Caromile has worked with the Company (and its predecessor Powerdyne Nevada) and has designed and engineered components of the Company’s products and systems, including supervising fabrication and production of the prototype unit.

Linda H. Madison

Linda H. Madison serves as secretary of the Company.  Mrs. Madison is a graduate of Mineola High School, Mineola, New York, and has served as the Administrative Assistant to the Grand Secretary of the Grand Lodge of Masons for the State of Rhode Island where she was responsible for human resources, information technology, office coordination, publishing its various publications, maintaining and designing complex data bases. She previously worked as the Executive Secretary and bookkeeper for a large investment advisory firm in Rhode Island.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company.  The Company's board of directors has reviewed the materiality of any relationship that each of the directors has with the Company, either directly or indirectly.  Based on this review, the board has determined that there are no independent directors.

Committees and Terms

The Board of Directors (the “Board”) has not established any committees.

The Company will notify its stockholders for an annual shareholder meeting and that they may present proposals for inclusion in the Company’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by the Company at least 90 days prior to the meeting.  No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Legal Proceedings

There are currently no pending, threatened or actual legal proceedings in which the Company or any subsidiary is a party.

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate				All	Annual
		Annual	Annual	Accrued			Comp-	Other	Comp-
		Payments	Payments	Salary Since		Stock and	-ensation	Comp-	ensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	ensation	Total

Stephen L. Caromile	2011	$52,000		0	0
Vice President	2010	$52,000		0	0

No other salaries have been paid to officers.  There is no accrued compensation that is due to any member of the Company’s management.  No executive officer has received cash compensation in excess of $100,000 in the Company's fiscal year which ended as of December 31, 2010.  Upon successful completion of this offering, however, certain management personnel will receive such compensation as is discussed below in “Anticipated Officer and Director Remuneration”.

Other than as described above, there are no current plans to pay or distribute cash or non-cash bonus compensation for fiscal year 2011 to officers of the Company. However, the Board of Directors may allocate salaries and benefits to the officers for fiscal year 2011 and thereafter in its sole discretion.  No such person is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the company or from a change in control of the company or a change in his or her responsibilities following a change in control.  The members of the board of directors may, if the board of directors so decides, receive a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the board of directors, although no such program has been adopted to date. The Company currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Company plans to implement certain such benefits after sufficient funds are raised in this offering (see “Anticipated Officer and Director Remuneration” below.)

Employment Agreements

The Company has entered into employment agreements with several officers and key personnel.  Except for Mr. Caromile and the other employee, all of these agreements defer paying any salary, bonuses or other compensation until such time as the Company is able to pay such compensation from its free cash flow from operations.  Mr. Caromile is currently being paid a salary in order to ensure his availability to the Company.  Proceeds from the sale of Shares will not be used to pay salaries or compensation other than to necessary employees and not to any officers other than Mr. Caromile.

Anticipated Officer and Director Remuneration

Other than as set forth above, the Company has not paid any compensation to any officer or director. Although no binding or formal employment agreement or contract exists, the Company intends to pay annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it becomes a public company.  At such time, the Company anticipates offering cash and non-cash compensation to officers and directors.

Although not presently offered, the Company anticipates that its officers and directors will be provided with a group health, vision and dental insurance program at subsidizes rates, or at the sole expense of the Company, as may be determined on a case-by-case basis by the Company in its sole discretion.  In addition, the Company plans to offer 401(k) matching funds as a retirement benefit, paid vacation days and paid holidays.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Company’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Dale P. Euga	President and Director	105,056,667	56%	48%
Arthur M. Read, II, Esq.	Vice President and Director	12,000,000	6.3%	5.4%
Edwin S. Barton, II	Chief Operating Officer	6,833,333	3.6%	3.1%
Stephen L. Caromile	Vice President	6,000,000	3.2%	2.7%
Linda H. Madison	Secretary	1,000,000	*	*

Eric Foster		18,000,000	9.5%	*

Total owned by officers, directors and 5% shareholders	148,890,000	79%	59%

* Less than 1%

(1) Based upon 189,000,000 shares outstanding as of the date of this offering (i.e. does not give effect to the 16,000,000 shares that are outstanding as of the date of this offering, but are held by the Company).
(2) Assumes sale of all 83,318,500 Shares offered, and 205,000,000 shares outstanding following the offering.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A partner in the law firm which acts as counsel to the Company is the sole owner and director of Tiber Creek Corporation which owns 2,500,000 shares of the Company's common stock.

From time to time, the Company makes payments for the benefit of its sole stockholder, which are personal in nature, as well as receives payments from the sole stockholder in the form of cash and/or out-of-pocket expenditures for the benefit of the Company, which are business in nature. The balance of advances from stockholder was $2,975 and the balance of advances to stockholder was $4,369 as of December 31, 2010.

SELLING SHAREHOLDERS

The Company is registering for offer and sale by existing holders thereof 67,318,500 shares of common stock held by such shareholders.  The Company will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares.  The selling shareholders will offer their shares for sale at an offering price of $0.15 per share until such time as the Company's common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

Name	Shares Owned	Before Offering (1)	Offered Herein	Shares Owned	After Offering (2)
	Number	Percentage	Number	Number	Percentage

Dale P. Euga	105,056,667	56%	7,400,000	97,656,667	48%
Arthur M. Read, II, Esq.	12,000,000	6.3%	840,000	11,160,000	5.4%
Edwin S. Barton, II	6,833,333	3.6%	478,500	6,354,833	3.1%
Stephen L. Caromile	6,000,000	3.2%	420,000	5,580,000	2.7%
Linda H. Madison	1,000,000	*	70,000	930,000	*
Eric Foster	18,000,000	9.5%	18,000,000	0	*
Tiber Creek Corporation	2,500,000	1.3%	2,500,000	0	*
IRAA Fin Serv	2,500,000	1.3%	2,500,000	0	*
Jimmy Andrade	300,000	*	300,000	0	*
Paul Anselmo	150,000	*	150,000	0	*
Arthur Ballelli	200,000	*	200,000	0	*
Gary Bayless	166,667	*	166,667	0	*
Bert Beaumier	1,000,000	*	1,000,000	0	*
Michele Berard	150,000	*	150,000	0	*
Stuart Blazer	100,000	*	100,000	0	*
Debra Branco	100,000	*	100,000	0	*
Ann Brouillette	200,000	*	200,000	0	*
Tony Caetano	170,000	*	170,000	0	*
Mina Chiong	100,000	*	100,000	0	*
Lisa Ciccone	100,000	*	100,000	0	*
David Dasilva	1,610,000	*	1,610,000	0	*
Daniel Doke	700,000	*	700,000	0	*
Candido Esteves	200,000	*	200,000	0	*
Frank Foster	200,000	*	200,000	0	*
Robert Gallant	1,050,000	*	1,050,000	0	*
Earl Goldberg	100,000	*	100,000	0	*
Maria Gomes	50,000	*	50,000	0	*
Jim Gorman	1,200,000	*	1,200,000	0	*
Matt Goudreau	330,000	*	330,000	0	*
John Graham	100,000	*	100,000	0	*
Charlotte Greene	500,000	*	500,000	0	*
Chris Greger	250,000	*	250,000	0	*
Pamela Harman	800,000	*	800,000	0	*
Lou Harmon	200,000	*	200,000	0	*
Raza Hassan	500,000	*	500,000	0	*
Rose Holt	2,250,000	1.2%	2,250,000	0	*
Paula Johnson	2,000,000	1.1%	2,000,000	0	*
Edmund Jones	1,500,000	*	1,500,000	0	*
Sandi Kelley	100,000	*	100,000	0	*
John Ley	333,333	*	333,333	0	*
Bob Maier	666,667	*	666,667	0	*
Francis Mcguire	1,050,000	*	1,050,000	0	*
Thomas O'Loughlin	333,333	*	333,333	0	*
Aaron Orleck	100,000	*	100,000	0	*
George Palazzo	200,000	*	200,000	0	*
Barbara Papamarkakis	100,000	*	100,000	0	*
Jim Parham	200,000	*	200,000	0	*
Warren Ross Parker	500,000	*	500,000	0	*
Peter Pisecco	250,000	*	250,000	0	*
Chris Prazeres	900,000	*	900,000	0	*
Robert Proia	500,000	*	500,000	0	*
John Ley (3)	1,000,000	*	1,000,000	0	*
Larry Rodammer	8,000,000	4.2%	8,000,000	0	*
Wayne Rodammer	666,667	*	666,667	0	*
Marek Rutkowski	200,000	*	200,000	0	*
Tamara Serpa	500,000	*	500,000	0	*
Eric Thibert	1,000,000	*	1,000,000	0	*
Phyllis Thompson	50,000	*	50,000	0	*
Sarah Tibbitts	500,000	*	500,000	0	*
Frederick Tobin	83,333	*	83,333	0	*
Marilyn Verardo	100,000	*	100,000	0	*
Mari-Ann Sprague	1,000,000	*	1,000,000	0	*
James Vargos	500,000	*	500,000	0	*

* Less than 1%

(1) Based upon 189,000,000 shares outstanding as of the date of this offering (i.e. does not give effect to the 16,000,000 shares that are outstanding as of the date of this offering, but are held by the Company).
(2) Assumes sale of all 83,318,500 Shares offered, and 205,000,000 shares outstanding following the offering.
(3) Represents shares held by Provident Trust Group, LLC FBO John Ley Roth IRA.  John Ley is deemed to be the beneficial owner of such shares.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 205,000,0000 shares of common stock outstanding of which 130,890,000 shares are owned by officers and directors of the Company and 18,000,000 shares are held by Eric Foster, a greater than five percent (5%) shareholder in the Company.   There will be 205,000,000 shares of common stock issued and outstanding if the maximum number of Shares offered herein is sold.  The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act.  In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months.  While affiliates of the Company are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Company.  In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Company's securities.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company.  A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 2,500,000 shares of common stock of the Company owned by Tiber Creek Corporation.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited Powerdyne, Inc.’s (a development stage company and the predecessor-in-interest to the Company) consolidated balance sheets as of December, 31, 2010, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the periods then ended.  The Company has included its financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of December 31, 2010, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

The Company’s certificate of incorporation include an indemnification provision that provides that the Company shall indemnify directors against monetary damages to the Company or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to the Company or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Company is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

POWERDYNE, INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

December 31, 2010

[logo]

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholder of
Powerdyne, Inc.:

We have audited the accompanying balance sheet of Powerdyne, Inc. (the “Company”) as of December 31, 2010, and the related statement of operations, stockholder deficit, and cash flows for the period from February 2, 2010 (Inception) through December 31, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Powerdyne, Inc. as of December 31, 2010, and the results of its operations and cash flows for the period from February 2, 2010 (Inception) to December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ Anton & Chia, LLP

Newport Beach, California
February 25, 2011

POWERDYNE, INC.
(A Development Stage Company)
BALANCE SHEET
December 31, 2010

December 31, 2010

ASSETS

Current Assets:
Cash	$2,059
Prepaid expenses	1,817
Advances to Stockholder	4,369
Total current assets	8,245
Equipment
Equipment	21,793

Total Assets	$30,038

LIABILITIES AND STOCKHOLDER'S DEFICIT

Current Liabilities:
Accrued expenses	$42,348
Advances from Stockholder	2,975
Total current liabilities	45,323
Total Liabilities	45,323
Stockholder's Deficit:
Common stock; No Par Value; 75,000 shares authorized, 25,000 shares issued and outstanding	1,000
Common stock subscribed	129,985
Accumulated deficit	(146,270)
Total stockholder's deficit	(15,285)
Total liabilities and stockholder's deficit	$30,038

The accompanying notes are an integral part of these statements.

POWERDYNE, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the period from February 2, 2010 (Inception) to December 31, 2010

From Inception to
December 31, 2010

Revenues	$-
Cost of revenues	-
Gross profit	-
Operating expenses
Selling, general and admin.	146,270
Total operating expenses	146,270
Loss from operations	(146,270)

Net loss	$(146,270)

Basic and diluted loss per common share	$(5.85)

Basic and diluted weighted average common shares outstanding	25,000

The accompanying notes are an integral part of these statements.

POWERDYNE, INC.
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For the period from February 2, 2010 (Inception) to December 31, 2010

					Total
	Common Stock		Common Stock	Accumulated	Stockholders'
	Shares	Amount	Subscribed	Deficit	Equity

Balance, February 2, 2010 (Inception)	25,000	$1,000	$-	$-	$1,000

Common stock subscribed	-	-	129,985	-	129,985

Net loss from Inception through to December 31, 2010	-	-	-	(146,270)	(146,270)
Balance, December 31, 2010	25,000	$1,000	$129,985	$(146,270)	$(15,285)

The accompanying notes are an integral part of these statements.

POWERDYNE, INC.
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the period from February 2, 2010 (Inception) to December 31, 2010

From February 2, 2010
(Inception) to
December 31, 2010
Cash flows from operating activities:
Net loss	$(146,270)
Changes in operating assets and liabilities:
Change in due to/from related parties	(1,394)
Prepaid expenses	(1,817)
Accrued expenses	42,348
Net cash used by operating activities	(107,133)
Cash flows from investing activities:
Used for:
Equipment	(21,793)
Net cash used by investing activities	(21,793)
Cash flows from financing activities:
Proceeds from common stock	1,000
Proceeds from common stock subscribed	129,985
Net cash provided by financing activities	130,985

Net change in cash	2,059
Cash, beginning of period	-

Cash, end of period	$2,059

The accompanying notes are an integral part of these statements.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

1. ORGANIZATION

Powerdyne, Inc., incorporated February 2, 2010 in Nevada, is a closely-held C Corporation registered to do business in Rhode Island and Massachusetts. The Company is a start-up organization which intends to produce and distribute completely packaged independent electrical generator units that run on environmentally-friendly fuel sources, such as natural gas and propane. At this time, the sole stockholder has patents pending with the United States Patent Office regarding the unique design of these units.

2. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and include all the notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation of the financial statements have been included.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements. The Company is classified as a development stage enterprise under GAAP and has not generated significant revenues from its principal operations.

Development Stage and Capital Resources

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in GAAP. The Company has not generated significant revenues from its principal operations, and there is no assurance of future revenues. As of December 31, 2010, the Company had an accumulated deficit from inception of approximately $146,270.

The Company’s activities will necessitate significant uses of working capital beyond 2010. Additionally, the Company’s capital requirements will depend on many factors, including the success of the Company’s continued research and development efforts and the status of competitive products. The Company plans to continue financing its operations with cash received from financing activities.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Development Stage and Capital Resources (continued)

While the Company strongly believes that its capital resources will be sufficient in the near term, there is no assurance that the Company’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Company.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and accrued expenses. The estimated fair value of these instruments approximates their carrying amounts due to the short maturity of these instruments.

Management believes it is not practical to estimate the fair value of advances to stockholder because the transactions cannot be assumed to have been consummated at arm’s length, the terms are not deemed to be market terms, there are no quoted values available for these instruments, and an independent valuation would not be practical due to the lack of data regarding similar instruments, if any, and the associated potential costs.

Cash and Cash Equivalents:

The Company considers all highly-liquid investments with maturities of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of December 31, 2010.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company maintains cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from planned operations.  The Company will recognize revenue on arrangements in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) No. 605, “Revenue Recognition”.  In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.  The Company has not recorded any sales transactions since inceptions.

Equipment, net

Equipment is stated at cost. Capital expenditures for improvements and upgrades to existing equipment are also capitalized. Maintenance and repairs are expensed as incurred. The machinery and equipment is currently classified as ‘construction in process’ and it is the Company’s policy to begin depreciation once the assets are placed into service.  Equipment is depreciated over the estimated useful life of ten years on straight-line basis when the assets are put into use.  Depreciation expense for the period from inception, February 2, 2010, to December 31, 2010 was zero.

Long-Lived Assets

In accordance with ASC 350-30 (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), the Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that their then carrying values may not be recoverable. When such factors and circumstances exist, the Company compares the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. The Company’s management currently believes there is no impairment of its long-lived assets. There can be no assurance however, that market conditions will not change or demand for the Company’s products under development will continue. Either of these could result in future impairment of long-lived assets.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

As a result of the implementation of certain provisions of ASC 740, Income   Taxes, (formerly FIN 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109) , (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax positions, as defined.  ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes.

In 2010, the Company adopted Accounting for Uncertain Income Taxes under the provisions of ASC 740. ASC 740 clarifies the accounting for income taxes by prescribing a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company did not recognize any additional liability for unrecognized tax benefits as a result of the adoption of ASC 740.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740.  In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740.  Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision determined using an estimate of our annual effective tax rate using enacted tax rates expected to apply to taxable income in the years in which they are earned, adjusted for discrete items, if any, that are taken into account in the relevant period.  Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.  Taxes payable as of December 31, 2010 was zero.

Loss per Common Share

Basic loss per common share excludes dilutive securities and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the Company has only incurred losses, basic and diluted loss per share is the same.   As of December 31, 2010, there are no outstanding dilutive securities.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss per Common Share (continued)

The following table represents the computation of basic and diluted losses per share:

From Inception to
December 31, 2010

Loss available for common shareholder	$(146,270)
Basic and fully diluted loss per share	(5.85)

Weighted average common shares outstanding	25,000

Net loss per share is based upon the weighted average shares of common stock outstanding.

Recent Accounting Pronouncements

In January 2010, the FASB issued amended standards that require additional fair value disclosures. These disclosure requirements are effective in two phases. In the first quarter of 2010, we adopted the requirements for disclosures about inputs and valuation techniques used to measure fair value as well as disclosures about significant transfers. Beginning in the first quarter of 2011, these amended standards will require presentation of disaggregated activity within the reconciliation for fair value measurements using significant unobservable inputs (Level 3). These amended standards did not have any impact on our financial statements or disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

4. EQUIPMENT - NET

Equipment, net consists of the following as of December 31, 2010:

2010

Machinery and equipment	$21,793
Less accumulated depreciation	-

Total equipment - net	$21,793

Machinery and equipment is stated at cost and depreciated on a straight-line basis over an estimated useful life of 10 years.  The machinery and equipment is currently classified as ‘construction in process’ and it is the Company’s policy to begin depreciation once the asset is placed into service.  Depreciation expense for the year ended December 31, 2010 amounted to zero.

5. COMMON STOCK

Upon incorporation (inception February 2, 2010), the Company authorized 75,000 no par value shares and issued 25,000 of these shares to its sole shareholder. As of December 31, 2010, the Company had one class of capital stock, common stock. No preferred stock was authorized and/or issued.

In June 2010, the Company entered into an agreement with private investors to provide working capital for the Company. Initially, the private investors have provided the Company with $50,000 in working capital with the total amount of capital provided to be determined in exchange for a percentage of common stock available at the time of Initial Public Offering. As of December, 2010, the private investors have provided approximately $130,000 total in additional working capital.

6. RELATED PARTY

From time to time, the Company makes payments for the benefit of its sole stockholder, which are personal in nature, as well as receives payments from the sole stockholder in the form of cash and/or out-of-pocket expenditures for the benefit of the Company, which are business in nature.  The balance of advances from stockholder was $2,975 and the balance of advances to stockholder was $4,369 as of December 31, 2010.

POWERDYNE, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2010

7. COMMITMENTS AND CONTINGENCIES

Litigation

During the ordinary course of the Company’s business, it is subject to various claims and litigation. Management believes that the outcome of such claims or litigation will not have a material adverse effect on the Company’s financial position, results of operations or cash flow.

8. SUBSEQUENT EVENTS

Management has evaluated subsequent events through February 18, 2011, the date upon which the financial statements were issued.

The Company received common stock subscriptions for approximately 7,680,000 shares in return for approximately $212,500 to individual investors during the months of January, 2011 and February, 2011.

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Company’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$
State filing fees	$
Edgarizing fees	$
Transfer agent fees	$
Accounting fee	$
Legal fees	$
Printing	$

Item 14. Indemnification of Directors and Officers

The Company's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees.  These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action.  Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years.  Such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as follows:

(1) On December 11, 2010, 2,000,000 shares of common stock were issued to each of Tiber Creek Corporation and IRAA Fin Serv.

(2) On December 13, 2010, 200,000,000 shares of common stock were issued as follows: 188,000,000 shares to Dale P. Euga and 12,000,000 shares to Arthur M. Read, II, Esq.

(3) On February 8, 2011, 16,000,000 shares of common stock were transferred from Dale P. Euga to the treasury of the Company.

(4) On February 8, 2011, the following shares of common stock were transferred from Dale P. Euga to the shareholders named below pursuant to previous subscription agreements to purchase or acquire shares or in connection with shares issued to officers and/or consultants in connection with their services for the Company:

Edwin S. Barton, II	6,833,333
Stephen L. Caromile	6,000,000
Linda H. Madison	1,000,000
Eric Foster	18,000,000
Jimmy Andrade	300,000
Paul Anselmo	150,000
Arthur Ballelli	200,000
Gary Bayless	166,667
Bert Beaumier	1,000,000
Michele Berard	150,000
Stuart Blazer	100,000
Debra Branco	100,000
Ann Brouillette	200,000
Tony Caetano	170,000
Mina Chiong	100,000
Lisa Ciccone	100,000
David Dasilva	1,610,000
Daniel Doke	700,000
Candido Esteves	200,000
Frank Foster	200,000
Robert Gallant	1,050,000
Earl Goldberg	100,000
Maria Gomes	50,000
Jim Gorman	1,200,000
Matt Goudreau	330,000
John Graham	100,000
Charlotte Greene	500,000
Chris Greger	250,000
Pamela Harman	800,000
Lou Harmon	200,000
Raza Hassan	500,000
Rose Holt	2,250,000
Paula Johnson	2,000,000
Edmund Jones	1,500,000
Sandi Kelley	100,000
John Ley	333,333
Bob Maier	666,667
Francis Mcguire	1,050,000
Thomas O'Loughlin	333,333
Aaron Orleck	100,000
George Palazzo	200,000
Barbara Papamarkakis	100,000
Jim Parham	200,000
Warren Ross Parker	500,000
Peter Pisecco	250,000
Chris Prazeres	900,000
Robert Proia	500,000
Provident Trust Group, LLC FBO John Ley Roth IRA	1,000,000
Larry Rodammer	8,000,000
Wayne Rodammer	666,667
Marek Rutkowski	200,000
Tamara Serpa	500,000
Eric Thibert	1,000,000
Phyllis Thompson	50,000
Sarah Tibbitts	500,000
Frederick Tobin	83,333
Marilyn Verardo	100,000
Mari-Ann Sprague	1,000,000
James Vargos	500,000

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1	Agreement and Plan of Merger
3.1	Certificate of Incorporation
3.2	By-laws
3.3	Certificate of Merger
3.4	Certificate of Amendment
3.5	Certificate of Amendment
5.0**	Opinion of Counsel on legality of securities being registered
10.4**	Form of subscription agreement for sale of the shares
23.1	Consent of Accountants
23.2	** Consent of Attorney (as part of Exhibit 5.0)

** To be filed

Item 17. Undertakings

Pursuant to Rule 415 under the Securities Act of 1933 (as amended and updated from time to time)

The undersigned registrant hereby undertakes:
(1)	To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement;
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.
(3). To remove from registration by means of a post-effective amendment any of the securities that remainunsold at the termination of the offering.
(4). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5). That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrantpursuant to this registration statement, regardless of the underwriting method used to sell the securities tothe purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:
i Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii. The portion of any other free writing prospectus relating to the offering containing material informationabout the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Undertaking Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the State of Rhode Island on February 25, 2011.

/s/ Dale P. Euga
Title: Chief Executive Officer (principal executive officer)

/s/ Linda H. Madison
Title: Secretary (principal financial and accounting officer)

Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Dale P. Euga	Director	February 25, 2011

/s/ Arthur M. Read, II, Esq.	Director	February 25, 2011